                    Exhibit 99.1

Investor Contact David Martin 717.612.5628 damartin@harsco.com	Media Contact Jay Cooney 717.730.3683 jcooney@harsco.com

FOR IMMEDIATE RELEASE

HARSCO CORPORATION REPORTS FOURTH QUARTER AND FULL YEAR 2021 RESULTS

•Fourth Quarter Revenues from Continuing Operations Totaled $462 Million, an Increase of 7 Percent from the Prior Year Quarter

•Q4 GAAP Operating Income of $16 Million and Adjusted EBITDA Totaled $58 Million; Performance Consistent with Prior Guidance For the Quarter

•Q4 GAAP Earnings Per Share of $0.13 and Adjusted Earnings Per Share of $0.22

•Full Year 2021 Revenue from Continuing Operations Increased 20 Percent to $1.8 Billion; GAAP Operating Income Increased to $88 million and Adjusted EBITDA Increased to $252 million

•2022 Adjusted EBITDA Expected to Increase to Between $255 Million and $275 Million; Free Cash Flow is Projected to Increase to Between $30 Million and $50 Million

CAMP HILL, PA (February 24, 2022) - Harsco Corporation (NYSE: HSC) today reported fourth quarter 2021 results. On a U.S. GAAP ("GAAP") basis, fourth quarter of 2021 diluted earnings per share from continuing operations were $0.13 including certain strategic costs and other unusual items. Adjusted diluted earnings per share from continuing operations in the fourth quarter of 2021 were $0.22. These figures compare with a fourth quarter of 2020 GAAP diluted loss per share from continuing operations of $0.09 and adjusted diluted earnings per share from continuing operations of $0.09.

Harsco previously announced it will explore strategic alternatives for the Rail business with the intent to sell, and as a result, the Company is reporting Rail as discontinued operations for the fourth quarter and full year of 2021.

GAAP operating income from continuing operations for the fourth quarter of 2021 was $16 million. Adjusted EBITDA totaled $58 million in the quarter, compared to the Company's previously provided guidance range of $55 million to $62 million.

“Harsco had a successful 2021, with our continuing operations meeting the financial and operational expectations we set at the beginning of the year,” said Chairman and CEO Nick Grasberger. “For the fourth quarter, our businesses continued to benefit from increased environmental solutions demand, and I'm pleased to have met our expectations for the quarter. However, steel volumes slowed through the fourth quarter in some markets, inflation pressures persisted, and labor-market tightness and Omicron impacted productivity. We were able to offset these pressures by controlling our overall spending in the fourth quarter. Importantly, I would like to thank our employees, who demonstrated their resilience and commitment throughout this year as they continued to deliver for our customers’ and support them in addressing their most pressing environmental challenges.

“Looking to 2022, we see meaningful opportunities to drive value creation, with both Clean Earth and Environmental positioned to deliver improved operating results relative to 2021. We also expect to maintain our capital and cost discipline and anticipate stronger cash generation in the year ahead. This free cash flow, along with the anticipated sale of the Rail business, will support future deleveraging, a key priority for Harsco. We expect to create shareholder value in the years ahead by achieving these financial goals and as we continue to execute on our strategic initiatives."

Harsco Corporation—Selected Fourth Quarter Results

($ in millions, except per share amounts)	Q4 2021	Q4 2020
Revenues	$462	$431
Operating income (loss) from continuing operations - GAAP	$16	$9
Diluted EPS from continuing operations - GAAP	$0.13	$(0.09)
Adjusted EBITDA - excluding unusual items	$58	$59
Adjusted EBITDA margin - excluding unusual items	12.6%	13.6%
Adjusted diluted EPS from continuing operations - excluding unusual items	$0.22	$0.09
Note: Adjusted earnings per share and adjusted EBITDA details presented throughout this release are adjusted for unusual items; in addition, adjusted earnings per share details are adjusted for acquisition-related amortization expense.

Consolidated Fourth Quarter Operating Results
Consolidated revenues from continuing operations were $462 million, an increase of 7 percent compared with the prior-year quarter. Environmental and Clean Earth each realized an increase in revenues, reflective of improving economic conditions versus the comparable 2020 quarter. Foreign currency translation negatively impacted fourth quarter 2021 revenues by approximately $4 million compared with the prior-year period.

GAAP operating income from continuing operations was $16 million for the fourth quarter of 2021, compared with $9 million in the same quarter of last year. Meanwhile, adjusted EBITDA totaled $58 million in the fourth quarter of 2021 versus $59 million in the fourth quarter of 2020. This adjusted EBITDA change is attributable to lower Corporate spending and a slight improvement in Clean Earth performance, offset by lower adjusted earnings in Environmental, as anticipated.

Harsco Corporation—Selected 2021 Results

($ in millions, except per share amounts)	2021	2020
Revenues	$1,848	$1,534
Operating income (loss) from continuing operations - GAAP	$88	$(3)
Diluted EPS from continuing operations - GAAP	$0.28	$(0.63)
Adjusted EBITDA - excluding unusual items	$252	$208
Adjusted EBITDA margin - excluding unusual items	13.6%	13.5%
Adjusted diluted EPS from continuing operations - excluding unusual items	$0.69	$0.28
Note: Adjusted earnings per share and adjusted EBITDA details presented throughout this release are adjusted for unusual items; in addition, adjusted earnings per share details are adjusted for acquisition-related amortization expense.

Consolidated 2021 Operating Results
Consolidated revenues from continuing operations were $1.8 billion in 2021, compared to $1.5 billion in 2020. Revenues in Environmental increased as services and product demand improved during 2021, and Clean Earth revenues also increased, due to increased demand for hazardous waste services and the acquisition of ESOL (in April 2020).

GAAP operating income from continuing operations was $88 million in 2021, while GAAP operating loss from continuing operations in 2020 was $3 million. Adjusted EBITDA was $252 million and $208 million for these years, respectively, with the change in adjusted results reflecting the positive volume impacts noted above.

On a GAAP basis, diluted earnings per share from continuing operations in 2021 was $0.28, and this figure compares with a diluted loss per share in 2020 of $0.63. GAAP results included various unusual items including strategic and acquisition integration costs, in each year. Adjusted diluted earnings per share from continuing operations was $0.69 in 2021, compared with $0.28 in 2020.

Fourth Quarter Business Review

Environmental

($ in millions)	Q4 2021	Q4 2020
Revenues	$268	$246
Operating income - GAAP	$20	$23
Adjusted EBITDA - excluding unusual items	$49	$52
Adjusted EBITDA margin - excluding unusual items	18.3%	21.2%

Environmental revenues totaled $268 million in the fourth quarter of 2021, an increase of 9 percent compared with the prior-year quarter. This increase is attributable to higher demand for mill services and favorable commodities pricing. The segment's GAAP operating income and adjusted EBITDA totaled $20 million and $49 million, respectively, in the fourth quarter of 2021. These figures compare with GAAP operating income of $23 million and adjusted EBITDA of $52 million in the prior-year period. The year-on-year change in adjusted earnings reflects that the above noted items were offset as expected by a less favorable volume mix, contracts exits, higher operating costs and FX translation impacts.

Clean Earth

($ in millions)	Q4 2021	Q4 2020
Revenues	$194	$185
Operating income - GAAP	$5	$3
Adjusted EBITDA - excluding unusual items	$16.4	$15.9
Adjusted EBITDA margin - excluding unusual items	8.4%	8.6%
Note: The 2020 financial information provided above and discussed below for Clean Earth does not include a corporate cost allocation for ESOL.

Clean Earth revenues totaled $194 million in the fourth quarter of 2021, an increase of 5 percent compared with the prior-year quarter. The revenue increase is attributable to increased environmental services demand within the Soil-Dredge Materials line of business and Hazardous Materials volume growth from industrial and healthcare customers. Segment operating income was $5 million and adjusted EBITDA totaled $16 million in the fourth quarter of 2021. These figures compare with $3 million of operating income and adjusted EBITDA of $16 million, respectively, in the prior-year period. The change in adjusted earnings is attributable to the above factors, partially offset by operating cost inflation and lower productivity due to staffing levels.

Cash Flow
Net cash provided by operating activities totaled $25 million in the fourth quarter of 2021, compared with net cash provided by operating activities of $12 million in the prior-year period. Free cash flow (without Rail) was $(8) million in the fourth quarter of 2021, compared with $2 million in the prior-year period. The change in free cash flow compared with the prior-year quarter is principally related to higher capital expenditures, some of which were deferred from 2020.

For the full-year 2021, net cash provided by operating activities totaled $72 million, compared with net cash provided by operating activities of $54 million in 2020. Free cash flow (without Rail) was $(2) million in 2021, compared with $31 million in the prior-year. The change in full-year free cash flow can also be mainly attributed to the above noted items.

2022 Outlook
The Company's 2022 guidance anticipates that each of its two business segments will realize earnings improvement during the year. This outlook is supported by a positive economic backdrop, improving fundamentals in relevant end markets and anticipated benefits from the Company' s key business initiatives, while also considering certain business challenges such as ongoing supply-chain bottlenecks and labor-market tightness.

Environmental adjusted EBITDA is expected to increase modestly due to higher services and ecoproductsTM demand as well as new environmental contracts, partially offset by contract exits and foreign exchange translation impacts.

Clean Earth adjusted EBITDA is projected to increase due to underlying organic growth for hazardous material services and increased margins from operational efficiency initiatives.

Lastly, adjusted Corporate spending is expected to be within a range of $40 million to $42 million for the year. This range includes the $4 million of Corporate costs previously allocated to Rail.

Summary Outlook highlights are as follows:

2022 Full Year Outlook (Continuing Operations)
GAAP Operating Income	$85 - $105 million
Adjusted EBITDA	$255 - $275 million
GAAP Diluted Earnings Per Share	$0.15 - 0.32
Adjusted Diluted Earnings Per Share	$0.50 - 0.66
Free Cash Flow	$30 - $50 million
Net Interest Expense	$61 - $63 million
Pension Income (Non-Operating)	$10 million
Net Capital Expenditures	$125 - $130 million
Effective Tax Rate, Excluding Any Unusual Items	37 - 38%

Q1 2022 Outlook (Continuing Operations)
GAAP Operating Income	$4 - $9 million
Adjusted EBITDA	$47 - $52 million
GAAP Diluted Earnings Per Share	$(0.02) - (0.03)
Adjusted Diluted Earnings Per Share	$0.06 - 0.07

Discontinued Operations
Harsco Rail is now reported as a discontinued operation, given it is no longer aligned with Harsco’s strategy and the Company’s plan to divest the business in 2022. In the fourth quarter, Harsco recorded two unusual items for Rail which totaled approximately $36 million. Rail incurred an operating loss ($19 million) for the year, as a result. The first unusual item of $2 million is linked to a restructuring program that is expected to produce annual benefits of approximately $8 million. The second item of $33 million is for estimated future costs to complete three European fixed priced contracts. These contract adjustments relate principally to inflation, supply-chain challenges and Covid-related disruptions that have increased anticipated costs and delayed Rail’s progress.

Conference Call
The Company will hold a conference call today at 9:00 a.m. Eastern Time to discuss its results and respond to questions from the investment community. The conference call will be broadcast live through the Harsco Corporation website at www.harsco.com. The Company will refer to a slide presentation that accompanies its formal remarks. The slide presentation will be available on the Company’s website.

The call can also be accessed by telephone by dialing (833) 651-7826 or (414) 238-0989. Enter Conference ID number 1364369.

Forward-Looking Statements
The nature of the Company's business, together with the number of countries in which it operates, subject it to changing economic, competitive, regulatory and technological conditions, risks and uncertainties. In accordance with the "safe harbor" provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, the Company provides the following cautionary remarks regarding important factors that, among others, could cause future results to differ materially from the results contemplated by forward-looking statements, including the expectations and assumptions expressed or implied herein. Forward-looking statements contained herein could include, among other things, statements about management's confidence in and strategies for performance; expectations for new and existing products, technologies and opportunities; and expectations regarding growth, sales, cash flows, and earnings. Forward-looking statements can be identified by the use of such terms as "may," "could," "expect," "anticipate," "intend," "believe," "likely," "estimate," "outlook," "plan" or other comparable terms.

Factors that could cause actual results to differ, perhaps materially, from those implied by forward-looking statements include, but are not limited to: (1) changes in the worldwide business environment in which the Company operates, including changes in general economic conditions or changes due to COVID-19 and governmental and market reactions to COVID-19; (2) changes in currency exchange rates, interest rates, commodity and fuel costs and capital costs; (3) changes in the performance of equity and bond markets that could affect, among other things, the valuation of the assets in the Company's pension plans and the accounting for pension assets, liabilities and expenses; (4) changes in governmental laws and regulations, including environmental, occupational health and safety, tax and import tariff standards and amounts; (5) market and competitive changes, including pricing pressures, market demand and acceptance for new products, services and technologies; (6) the Company's inability or failure to protect its intellectual property rights from infringement in one or more of the many countries in which the Company operates; (7) failure to effectively prevent, detect or recover from breaches in the Company's cybersecurity infrastructure; (8) unforeseen business disruptions in one or more of the many countries in which the Company operates due to political instability, civil disobedience, armed hostilities, public health issues or other calamities; (9) disruptions associated with labor disputes and increased operating costs associated with union organization; (10) the seasonal nature of the Company's business; (11) the Company's ability to successfully enter into new contracts and complete new acquisitions or strategic ventures in the time-frame contemplated, or at all; (12) the Company's ability to negotiate, complete, and integrate strategic transactions; (13) failure to conduct and complete a satisfactory process for the divestiture of the Rail division, as announced on November 2, 2021; (14) potential severe volatility in the capital or commodity markets; (15) failure to retain key management and employees; (16) the outcome of any disputes with customers, contractors and subcontractors; (17) the financial condition of the

Company's customers, including the ability of customers (especially those that may be highly leveraged, have inadequate liquidity or whose business is significantly impacted by COVID-19) to maintain their credit availability; (18) implementation of environmental remediation matters; (19) risk and uncertainty associated with intangible assets and (20) other risk factors listed from time to time in the Company's SEC reports. A further discussion of these, along with other potential risk factors, can be found in Part II, Item 1A, "Risk Factors," of the Company's Quarterly Report on Form 10-Q for the period ending September 30, 2021, and Part I, Item 1A, "Risk Factors," of the Company's Annual Report on Form 10-K for the year ended December 31, 2020. The Company cautions that these factors may not be exhaustive and that many of these factors are beyond the Company's ability to control or predict. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results. The Company undertakes no duty to update forward-looking statements except as may be required by law.

NON-GAAP MEASURES

Measurements of financial performance not calculated in accordance with GAAP should be considered as supplements to, and not substitutes for, performance measurements calculated or derived in accordance with GAAP. Any such measures are not necessarily comparable to other similarly-titled measurements employed by other companies.

Adjusted diluted earnings per share: Adjusted diluted earnings per share is a non-GAAP financial measure and consists of diluted earnings (loss) per share from continuing operations adjusted for unusual items and acquisition-related intangible asset amortization expense. It is important to note that such intangible assets contribute to revenue generation and that intangible asset amortization related to past acquisitions will recur in future periods until such intangible assets have been fully amortized. The Company’s management believes Adjusted diluted earnings per share from continuing operations is useful to investors because it provides an overall understanding of the Company’s historical and future prospects. Exclusion of unusual items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. Exclusion of acquisition-related intangible asset amortization expense, the amount of which can vary by the timing, size and nature of the Company’s acquisitions, facilitates more consistent internal comparisons of operating results over time between the Company’s newly acquired and long-held businesses, and comparisons with both acquisitive and non-acquisitive peer companies.

Consolidated Adjusted EBITDA: Consolidated Adjusted EBITDA is a non-GAAP financial measure and consists of income from continuing operations adjusted to add back income tax expense; equity income of unconsolidated entities, net; net interest expense; defined benefit pension income (expense); unused debt commitment fees, amendment fees and loss on extinguishment of debt; and depreciation and amortization (excluding amortization of deferred financing costs); and excludes unusual items. Segment Adjusted EBITDA consists of operating income from continuing operations adjusted to exclude unusual items and add back depreciation and amortization (excluding amortization of deferred financing costs).  The sum of the Segments’ Adjusted EBITDA and Corporate Adjusted EBITDA equals Consolidated Adjusted EBITDA. The Company‘s management believes Adjusted EBITDA is meaningful to investors because management reviews Adjusted EBITDA in assessing and evaluating performance.

Free cash flow: Free cash flow is a non-GAAP financial measure and consists of net cash provided (used) by operating activities less capital expenditures and expenditures for intangible assets; and plus capital expenditures for strategic ventures, total proceeds from sales of assets and transaction-related expenditures. Growth capital expenditures are added back to arrive at Free cash flow before growth capital expenditures. The Company's management believes that Free cash flow and Free cash flow before growth capital expenditures are meaningful to investors because management reviews Free cash flow and Free cash flow before growth capital expenditures for planning and performance evaluation purposes. It is important to note that Free cash flow and Free cash flow before growth capital expenditures do not represent the total residual cash flow available for discretionary expenditures since other non-discretionary expenditures, such as mandatory debt service requirements and settlements of foreign currency forward exchange contracts, are not deducted from this measure. Free cash flow excludes the former Harsco Rail Segment since the segment is reported as discontinued operations. This presentation provides a basis for comparison of ongoing operations and prospects.
About Harsco

Harsco Corporation is a global market leader providing environmental solutions for industrial and specialty waste streams. Based in Camp Hill, PA, the 12,000-employee company operates in more than 30 countries. Harsco’s common stock is a component of the S&P SmallCap 600 Index and the Russell 2000 Index. Additional information can be found at www.harsco.com.

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HARSCO CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
	Three Months Ended			Twelve Months Ended
	December 31			December 31
(In thousands, except per share amounts)	2021		2020	2021	2020
Revenues from continuing operations:
Service revenues	$426,080		$402,488	$1,700,896	$1,400,648
Product revenues	35,993		28,999	147,503	133,385
Total revenues	462,073		431,487	1,848,399	1,534,033
Costs and expenses from continuing operations:
Cost of services sold	350,188		322,291	1,369,073	1,140,303
Cost of products sold	32,214		22,357	121,483	101,988
Selling, general and administrative expenses	59,184		76,020	272,233	284,442
Research and development expenses	145		73	956	534
Other (income) expenses, net	4,270		1,576	(3,722)	10,072
Total costs and expenses	446,001		422,317	1,760,023	1,537,339
Operating income from continuing operations	16,072		9,170	88,376	(3,306)
Interest income	563		557	2,231	2,129
Interest expense	(15,595)		(15,936)	(63,235)	(58,196)
Unused debt commitment fees, amendment fees and loss on extinguishment of debt	—		—	(5,506)	(1,920)
Defined benefit pension income	3,862		1,961	15,640	7,073
Income (loss) from continuing operations before income taxes and equity income	4,902		(4,248)	37,506	(54,220)
Income tax benefit (expense) from continuing operations	5,625		(2,257)	(9,089)	8,673
Equity income (loss) of unconsolidated entities, net	186		10	(302)	186
Income (loss) from continuing operations	10,713		(6,495)	28,115	(45,361)
Discontinued operations:
Gain on sale of discontinued business	—		(90)	—	18,281
Loss from discontinued businesses	(38,766)		329	(25,863)	20,350
Income tax benefit (expense) from discontinued businesses	4,309		848	477	(15,245)
Income (loss) from discontinued operations, net of tax	(34,457)		1,087	(25,386)	23,386
Net income (loss)	(23,744)		(5,408)	2,729	(21,975)
Less: Net income attributable to noncontrolling interests	(591)		(894)	(5,978)	(4,366)
Net income (loss) attributable to Harsco Corporation	$(24,335)		$(6,302)	$(3,249)	$(26,341)
Amounts attributable to Harsco Corporation common stockholders:
Income (loss) from continuing operations, net of tax	$10,122		$(7,389)	$22,137	$(49,727)
Income (loss) from discontinued operations, net of tax	(34,457)		1,087	(25,386)	23,386
Net income (loss) attributable to Harsco Corporation common stockholders	$(24,335)		$(6,302)	$(3,249)	$(26,341)
Weighted-average shares of common stock outstanding	79,294		79,006	79,234	78,939
Basic earnings (loss) per common share attributable to Harsco Corporation common stockholders:
Continuing operations	$0.13		$(0.09)	$0.28	$(0.63)
Discontinued operations	(0.43)		0.01	(0.32)	0.30
Basic earnings (loss) per share attributable to Harsco Corporation common stockholders	$(0.31)	(a)	$(0.08)	$(0.04)	$(0.33)
Diluted weighted-average shares of common stock outstanding	80,093		79,006	80,289	78,939
Diluted earnings (loss) per common share attributable to Harsco Corporation common stockholders:
Continuing operations	$0.13		$(0.09)	$0.28	$(0.63)
Discontinued operations	(0.43)		0.01	(0.32)	0.30
Diluted earnings (loss) per share attributable to Harsco Corporation common stockholders	$(0.30)		$(0.08)	$(0.04)	$(0.33)

(a) Does not total due to rounding.

HARSCO CORPORATION CONSOLIDATED BALANCE SHEETS (Unaudited)
(In thousands)	December 31 2021	December 31 2020
ASSETS
Current assets:
Cash and cash equivalents	$82,908	$76,454
Restricted cash	4,220	3,215
Trade accounts receivable, net	377,881	355,313
Other receivables	33,059	31,208
Inventories	70,493	61,001
Prepaid expenses	31,065	30,645
Current portion of assets held-for-sale	265,413	247,477
Other current assets	9,934	10,510
Total current assets	874,973	815,823
Property, plant and equipment, net	653,913	630,354
Right-of-use assets, net	101,576	92,495
Goodwill	883,109	889,048
Intangible assets, net	402,801	435,116
Deferred income tax assets	17,883	10,368
Assets held-for-sale	71,234	69,906
Other assets	48,419	50,177
Total assets	$3,053,908	$2,993,287
LIABILITIES
Current liabilities:
Short-term borrowings	$7,748	$7,450
Current maturities of long-term debt	10,226	13,576
Accounts payable	186,126	164,102
Accrued compensation	48,165	44,382
Income taxes payable	6,378	3,403
Current portion of operating lease liabilities	25,590	23,117
Current portion of liabilities of assets held-for-sale	161,999	127,927
Other current liabilities	155,159	153,998
Total current liabilities	601,391	537,955
Long-term debt	1,359,446	1,271,189
Retirement plan liabilities	93,693	231,335
Operating lease liabilities	74,571	67,126
Liabilities of assets held-for-sale	8,492	52,851
Environmental liabilities	28,435	29,424
Deferred tax liabilities	33,826	36,192
Other liabilities	48,284	53,816
Total liabilities	2,248,138	2,279,888
HARSCO CORPORATION STOCKHOLDERS’ EQUITY
Common stock	144,883	144,288
Additional paid-in capital	215,528	204,078
Accumulated other comprehensive loss	(560,139)	(645,741)
Retained earnings	1,794,510	1,797,759
Treasury stock	(846,622)	(843,230)
Total Harsco Corporation stockholders’ equity	748,160	657,154
Noncontrolling interests	57,610	56,245
Total equity	805,770	713,399
Total liabilities and equity	$3,053,908	$2,993,287

HARSCO CORPORATION CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
	Three Months Ended December 31		Twelve Months Ended December 31
(In thousands)	2021	2020	2021	2020
Cash flows from operating activities:
Net income (loss)	$(23,744)	$(5,408)	$2,729	$(21,975)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	33,066	31,901	131,449	125,765
Amortization	8,670	9,216	35,224	33,937
Deferred income tax (benefit) expense	(8,019)	(1,231)	(16,930)	1,115
Equity in (income) loss of unconsolidated entities, net	(186)	(10)	302	(186)
Dividends from unconsolidated entities	269	216	269	216
Loss (gain) on sale from discontinued business	—	—	—	(18,281)
Loss on early extinguishment of debt	—	90	2,668	—
Other, net	3,209	646	2,062	310
Changes in assets and liabilities, net of acquisitions and dispositions of businesses:
Accounts receivable	12,782	7,913	(19,781)	34,221
Income tax refunds receivable, reimbursable to seller	2,135	136	2,870	(11,032)
Inventories	(11,340)	(480)	(7,783)	(12,281)
Contract assets	8,695	(1,601)	(43,510)	(28,376)
Right-of-use assets	7,250	7,205	28,300	25,400
Accounts payable	2,007	(12,964)	14,118	(14,452)
Accrued interest payable	7,429	7,562	(411)	(2,422)
Accrued compensation	(5,629)	1,126	6,469	2,921
Advances on contracts	(314)	(8,653)	(14,311)	10,492
Operating lease liabilities	(6,753)	(6,921)	(27,307)	(24,785)
Retirement plan liabilities, net	(9,086)	(9,355)	(45,786)	(33,257)
Income taxes payable - Gain on sale of discontinued businesses	—	(2,031)	—	(12,373)
Other assets and liabilities	5,006	(5,815)	21,556	(1,139)
Net cash provided by operating activities	25,447	11,542	72,197	53,818
Cash flows from investing activities:
Purchases of property, plant and equipment	(48,819)	(41,128)	(158,326)	(120,224)
Purchase of businesses, net of cash acquired	—	—	—	(432,855)
Proceeds from sale of businesses, net	—	—	—	37,219
Proceeds from sales of assets	1,212	1,731	16,724	6,204
Expenditures for intangible assets	(71)	(148)	(358)	(317)
Proceeds from note receivable	—	—	6,400	—
Net proceeds (payments) from settlement of foreign currency forward exchange contracts	12,004	(11,055)	10,940	(10,519)
Other investing activities, net	(10)	45	171	(152)
Net cash used by investing activities	(35,684)	(50,555)	(124,449)	(520,644)
Cash flows from financing activities:
Short-term borrowings, net	(3,715)	(100)	935	1,612
Current maturities and long-term debt:
Additions	33,195	57,814	540,663	638,717
Reductions	(12,497)	(27,888)	(464,848)	(139,887)
Dividends paid to noncontrolling interests	—	(2,978)	(3,103)	(2,978)
Sale (purchase) of noncontrolling interests	—	(561)	—	(561)
Stock-based compensation - Employee taxes paid	(119)	(115)	(3,392)	(4,303)
Payment of contingent consideration	(854)	—	(1,588)	(2,342)
Deferred financing costs	—	—	(7,828)	(1,928)
Other financing activities, net	—	(4)	(601)	(1,372)
Net cash provided (used) by financing activities	16,010	26,168	60,238	486,958
Effect of exchange rate changes on cash and cash equivalents, including restricted cash	1,252	6,372	(527)	(195)
Net increase (decrease) in cash and cash equivalents, including restricted cash	7,025	(6,473)	7,459	19,937
Cash and cash equivalents, including restricted cash, at beginning of period	80,103	86,142	79,669	59,732
Cash and cash equivalents, including restricted cash, at end of period	$87,128	$79,669	$87,128	$79,669

HARSCO CORPORATION REVIEW OF OPERATIONS BY SEGMENT (Unaudited)
	Three Months Ended		Three Months Ended
	December 31, 2021		December 31, 2020
(In thousands)	Revenues	Operating Income (Loss)	Revenues	Operating Income (Loss)
Harsco Environmental	$267,649	$19,614	$246,388	$22,606
Harsco Clean Earth	194,424	5,183	185,099	3,151
Corporate	—	(8,725)	—	(16,587)
Consolidated Totals	$462,073	$16,072	$431,487	$9,170

	Twelve Months Ended		Twelve Months Ended
	December 31, 2021		December 31, 2020
(In thousands)	Revenues	Operating Income (Loss)	Revenues	Operating Income (Loss)
Harsco Environmental	$1,068,083	$103,402	$914,445	$59,006
Harsco Clean Earth (a)	780,316	25,639	619,588	16,096
Corporate	—	(40,665)	—	(78,408)
Consolidated Totals	$1,848,399	$88,376	$1,534,033	$(3,306)
(a)     The Company's acquisition of ESOL closed on April 6, 2020.

HARSCO CORPORATION RECONCILIATION OF ADJUSTED DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS TO DILUTED EARNINGS (LOSS) PER SHARE FROM CONTINUING OPERATIONS AS REPORTED (Unaudited)
	Three Months Ended			Twelve Months Ended
	December 31			December 31
	2021		2020	2021		2020
Diluted earnings (loss) per share from continuing operations as reported	$0.13		$(0.09)	$0.28		$(0.63)
Corporate unused debt commitment fees, amendment fees and loss on extinguishment of debt (a)	—		—	0.07		0.02
Corporate strategic costs (b)	0.02		—	0.06		—
Harsco Environmental Segment severance costs (c)	—		0.03	(0.01)		0.09
Corporate acquisition and integration costs (d)	—		0.09	—		0.61
Corporate contingent consideration adjustments (e)	—		—	—		0.03
Corporate acquisition related tax benefit (f)	—		—	—		(0.03)
Harsco Clean Earth Segment integration costs (g)	—		0.02	—		0.02
Harsco Clean Earth Segment severance costs (h)	—		—	—		—
Taxes on above unusual items (i)	—		(0.04)	(0.02)		(0.16)
Adjusted diluted earnings per share from continuing operations, including acquisition amortization expense	0.14	(k)	0.01	0.37	(k)	(0.03)	(k)
Acquisition amortization expense, net of tax (j)	0.08		0.08	0.32		0.31
Adjusted diluted earnings per share from continuing operations	$0.22		$0.09	$0.69		$0.28
(a)Costs at Corporate associated with amending the Company's existing Senior Secured Credit Facilities to establish a New Term Loan the proceeds of which were used to repay in full the outstanding Term Loan A and Term Loan B, to extend the maturity date of the Revolving Credit Facility and to increase certain levels set forth in the total net leverage ratio covenant (Full year 2021 $5.5 million pre-tax) and costs associated with amending the Company's existing Senior secured Credit Facilities, to increase the net debt to consolidated adjusted EBITDA covenant ratio Full year 2020 $1.9 million pre-tax).
(b)Certain strategic costs incurred at Corporate associated with supporting and executing the Company's long-term strategies including the divestiture of the Harsco Rail Segment (Q4 2021 $1.3 million pre-tax; Full year 2021 $4.5 million pre-tax).
(c)Adjustment to Harsco Environmental Segment severance costs (Full year 2021 $0.9 million pre-tax) and Harsco Environmental Segment severance costs (Q4 2020 $2.2 million pre-tax and Full year 2020 $7.4 million).
(d)Acquisition and integration costs at Corporate (Q4 2020 $6.9 million pre-tax; Full year 2020 $48.5 million pre-tax).
(e)Adjustment to contingent consideration related to the acquisition of Clean Earth recorded on Corporation (Q4 2020 $(0.1) million pre-tax and Full year 2020 $2.3 million pre-tax). The Company adjusts operating income and Diluted earnings per share from continuing operations to exclude the impact of the change in fair value to the acquisition-related contingent consideration liability for acquisitions because it believes that the adjustment for this item more closely correlates the reported financial measures with the ordinary and ongoing course of the Company's operations.
(f)Acquisition related tax benefit recorded on Corporate assumed as part of the Clean Earth Acquisition (Q4 2020 $(0.1) million and Full year 2020 $2.7 million).
(g)Costs incurred in the Harsco Clean Earth Segment related to the integration of ESOL (Q4 2020 $1.7 million pre-tax; Full year 2020 $1.9 million pre-tax).
(h)Harsco Clean Earth Segment severance costs (Q4 and Full year 2021 $0.4 million pre-tax)
(i)Unusual items are tax-effected at the global effective tax rate, before discrete items, in effect at the time the unusual item is recorded, except for unusual items from countries where no tax benefit can be realized, in which case a zero percent tax rate is used.
(j)Acquisition amortization expense was $8.0 million pre-tax and $32.3 million pre-tax for Q4 and Full year 2021, respectively; and $8.4 million pre-tax and $30.7 million pre-tax for Q4 and Full year 2020, respectively.
(k)Does not total due to rounding.

HARSCO CORPORATION RECONCILIATION OF PROJECTED ADJUSTED DILUTED EARNINGS (LOSS) PER SHARE FROM CONTINUING OPERATIONS TO DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS (a) (Unaudited)
	Projected Three Months Ending March 31		Projected Twelve Months Ending December 31
	2022		2022
	Low	High	Low	High
Diluted earnings per share from continuing operations	$(0.03)	$(0.02)	$0.15	$0.32
Corporate strategic costs	—	—	0.03	0.03
Harsco Clean Earth Segment severance costs	0.01	0.01	0.01	0.01
Taxes on above unusual items	—	—	(0.01)	(0.01)
Adjusted diluted earnings per share from continuing operations, including acquisition amortization expense	(0.02)	(0.01)	0.18	0.35
Estimated acquisition amortization expense, net of tax	0.08	0.08	0.32	0.32
Adjusted diluted earnings per share from continuing operations	$0.06	$0.07	$0.50	$0.66	(b)
(a) Excludes Harsco Rail Segment.
(b) Does not total due to rounding.

HARSCO CORPORATION RECONCILIATION OF ADJUSTED EBITDA BY SEGMENT TO OPERATING INCOME (LOSS) AS REPORTED BY SEGMENT (Unaudited)
(In thousands)	Harsco Environmental	Harsco Clean Earth	Corporate	Consolidated Totals

Three Months Ended December 31, 2021:
Operating income (loss) as reported	$19,614	$5,183	$(8,725)	$16,072
Corporate strategic costs	—	—	1,280	1,280
Harsco Clean Earth Segment severance costs	—	390	—	390
Operating income (loss) excluding unusual items	19,614	5,573	(7,445)	17,742
Depreciation	27,384	4,854	434	32,672
Amortization	1,972	6,001	—	7,973
Adjusted EBITDA	$48,970	$16,428	$(7,011)	$58,387
Revenues as reported	$267,649	$194,424		$462,073
Adjusted EBITDA margin (%)	18.3%	8.4%		12.6%

Three Months Ended December 31, 2020:
Operating income (loss) as reported	$22,606	$3,151	$(16,587)	$9,170
Corporate acquisition and integration costs	—	—	6,909	6,909
Corporate contingent consideration adjustments	—	—	(136)	(136)
Harsco Environmental Segment severance costs	2,239	—	—	2,239
Harsco Clean Earth Segment integration costs	—	1,745	—	1,745
Operating income (loss) excluding unusual items	24,845	4,896	(9,814)	19,927
Depreciation	25,345	4,681	491	30,517
Amortization	1,998	6,351	—	8,349
Adjusted EBITDA	$52,188	$15,928	$(9,323)	$58,793
Revenues as reported	$246,388	$185,099		$431,487
Adjusted EBITDA margin (%)	21.2%	8.6%		13.6%

HARSCO CORPORATION RECONCILIATION OF ADJUSTED EBITDA BY SEGMENT TO OPERATING INCOME (LOSS) AS REPORTED BY SEGMENT (Unaudited)
(In thousands)	Harsco Environmental	Harsco Clean Earth (a)	Corporate	Consolidated Totals
Twelve Months Ended December 31, 2021:
Operating income (loss) as reported	$103,402	$25,639	$(40,665)	$88,376
Corporate strategic costs	—	—	4,450	4,450
Harsco Clean Earth Segment severance costs	—	390	—	390
Harsco Environmental Segment severance costs	(900)	—	—	(900)
Operating income (loss) excluding unusual items	102,502	26,029	(36,215)	92,316
Depreciation	105,830	19,672	1,900	127,402
Amortization	8,052	24,180	—	32,232
Adjusted EBITDA	216,384	69,881	(34,315)	251,950
Revenues as reported	$1,068,083	$780,316		$1,848,399
Adjusted EBITDA margin (%)	20.3%	9.0%		13.6%

Twelve Months Ended December 31, 2020:
Operating income (loss) as reported	$59,006	$16,096	$(78,408)	$(3,306)
Corporate acquisition and integration costs	—	—	48,493	48,493
Harsco Environmental Segment severance costs	7,399	—	—	7,399
Corporate contingent consideration adjustments	—	—	2,301	2,301
Harsco Clean Earth Segment integration costs	—	1,859	—	1,859
Operating income (loss) excluding unusual items	66,405	17,955	(27,614)	56,746
Depreciation	100,971	17,450	2,022	120,443
Amortization	7,825	22,814	—	30,639
Adjusted EBITDA	175,201	58,219	(25,592)	207,828
Revenues as reported	$914,445	$619,588		$1,534,033
Adjusted EBITDA margin (%)	19.2%	9.4%		13.5%

(a) The Company's acquisition of ESOL closed on April 6, 2020.

HARSCO CORPORATION RECONCILIATION OF CONSOLIDATED ADJUSTED EBITDA TO CONSOLIDATED INCOME (LOSS) FROM CONTINUING OPERATIONS AS REPORTED (Unaudited)
	Three Months Ended December 31
(In thousands)	2021	2020
Consolidated income (loss) from continuing operations	$10,713	$(6,495)

Add back (deduct):
Equity in (income) loss of unconsolidated entities, net	(186)	(10)
Income tax (benefit) expense	(5,625)	2,257
Defined benefit pension income	(3,862)	(1,961)
Interest expense	15,595	15,936
Interest income	(563)	(557)
Depreciation	32,672	30,517
Amortization	7,973	8,349

Unusual items:
Corporate strategic costs	1,280	—
Harsco Clean Earth Segment severance costs	390	—
Harsco Environmental Segment severance costs	—	2,239
Corporate acquisition and integration costs	—	6,909
Corporate contingent consideration adjustments	—	(136)
Clean Earth Segment integration costs	—	1,745
Consolidated Adjusted EBITDA	$58,387	$58,793

HARSCO CORPORATION RECONCILIATION OF CONSOLIDATED ADJUSTED EBITDA TO CONSOLIDATED INCOME (LOSS) FROM CONTINUING OPERATIONS AS REPORTED (Unaudited)
	Twelve Months Ended December 31
(In thousands)	2021	2020
Consolidated income (loss) from continuing operations	$28,115	$(45,361)

Add back (deduct):
Equity in (income) loss of unconsolidated entities, net	302	(186)
Income tax (benefit) expense	9,089	(8,673)
Defined benefit pension income	(15,640)	(7,073)
Unused debt commitment and amendment fees	5,506	1,920
Interest expense	63,235	58,196
Interest income	(2,231)	(2,129)
Depreciation	127,402	120,443
Amortization	32,232	30,639

Unusual items:
Corporate strategic costs	4,450	—
Harsco Environmental Segment severance costs	(900)	—
Harsco Clean Earth Segment severance costs	390	—
Corporate acquisition and integration costs	—	48,493
Harsco Environmental Segment severance costs	—	7,399
Corporate contingent consideration adjustments	—	2,301
Harsco Clean Earth Segment integration costs	—	1,859
Consolidated Adjusted EBITDA	$251,950	$207,828

HARSCO CORPORATION RECONCILIATION OF PROJECTED CONSOLIDATED ADJUSTED EBITDA TO PROJECTED CONSOLIDATED INCOME FROM CONTINUING OPERATIONS (a) (Unaudited)
	Projected Three Months Ending March 31		Projected Twelve Months Ending December 31
	2022		2022
(In millions)	Low	High	Low		High
Consolidated income from continuing operations	$—	$(1)	$20		$33

Add back (deduct):
Income tax (income) expense	(9)	(2)	13		21
Net interest	16	15	63		61
Defined benefit pension income	(3)	(3)	(10)		(10)
Depreciation and amortization	42	42	166		166

Unusual items:
Corporate strategic costs	—	—	3		3
Harsco Clean Earth Segment severance costs	1	1	1		1
Consolidated Adjusted EBITDA	$47	$52	$255	(b)	$275
(a) Excludes Harsco Rail Segment
(b) Does not total due to rounding.

HARSCO CORPORATION RECONCILIATION OF FREE CASH FLOW TO NET CASH PROVIDED BY OPERATING ACTIVITIES (Unaudited)
	Three Months Ended		Twelve Months Ended
	December 31		December 31
(In thousands)	2021	2020	2021	2020
Net cash provided by operating activities	$25,447	$11,542	$72,197	$53,818
Less capital expenditures	(48,819)	(41,128)	(158,326)	(120,224)
Less expenditures for intangible assets	(71)	(148)	(358)	(317)
Plus capital expenditures for strategic ventures (a)	677	1,683	3,660	3,650
Plus total proceeds from sales of assets (b)	1,212	1,731	16,724	6,204
Plus transaction-related expenditures (c)	150	16,129	18,938	42,801
Plus taxes paid on sale of business	—	2,031	—	16,216
Harsco Rail free cash flow deficit	13,774	10,395	45,611	29,286
Free cash flow	$(7,630)	$2,235	$(1,554)	$31,434
(a)Capital expenditures for strategic ventures represent the partner’s share of capital expenditures in certain ventures consolidated in the Company’s condensed consolidated financial statements.
(b)Asset sales are a normal part of the business model, primarily for the Harsco Environmental Segment.
(c)Expenditures directly related to the Company's acquisition and divestiture transactions and costs at Corporate associated with amending the Company's existing Senior Secured Credit Facilities.

HARSCO CORPORATION RECONCILIATION OF PROJECTED FREE CASH FLOW TO PROJECTED NET CASH PROVIDED BY OPERATING ACTIVITIES (Unaudited) (a)
	Projected Twelve Months Ending December 31
	2022
(In millions)	Low	High
Net cash provided by operating activities	$155	$180
Less net capital expenditures	(125)	(130)
Free cash flow	30	50
Add growth capital expenditures	40	40
Free cash flow before growth capital expenditures from continuing operations	70	90

(a) Excludes former Harsco Rail Segment